Exhibit 99.2

[Horace Mann Educators Corporation logo]

Contact information:

Ryan Greenier, Vice President, Investor Relations

217-788-5738

HORACE MANN REPORTS THIRD QUARTER 2013

OPERATING EPS OF $0.59

• Solid earnings results across all business segments

• Continued growth in Horace Mann agency sales

• Book value per share excluding the fair value adjustment for investments of $23.15, up 9% compared to a year ago

• Raising full year 2013 operating income guidance to $1.95 to $2.05 per diluted share

SPRINGFIELD, Ill., October 22, 2013 -- Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the three and nine months ended September 30, 2013:

Horace Mann Financial Highlights
	Three months ended September 30,			Nine months ended September 30,
($ in millions, except per share amounts)	2013	2012	Change	2013	2012	Change
Total revenues	$251.9	$256.6	-1.8%	$772.1	$755.4	2.2%
Net income	23.6	32.2	-26.7%	76.6	72.0	6.4%
Net income per diluted share	0.57	0.78	-26.9%	1.85	1.74	6.3%
Operating income*	24.5	25.3	-3.2%	63.1	58.4	8.0%
Operating income per diluted share*	0.59	0.62	-4.8%	1.53	1.42	7.7%
Book value per share				27.15	31.30	-13.3%
Book value per share excluding the fair value adjustment for investments*				23.15	21.24	9.0%
Property and Casualty segment net income	11.1	13.5	-17.8%	25.4	22.6	12.4%
Property and Casualty combined ratio	97.6%	93.0%	4.6 pts	99.4%	100.3%	-0.9 pts
Property and Casualty underlying combined ratio*	94.0%	91.2%	2.8 pts	92.8%	93.2%	-0.4 pts
Annuity segment net income	$11.6	$9.9	17.2%	$31.9	$29.4	8.5%
Life segment net income	5.8	4.9	18.4%	15.7	16.2	-3.1%

* These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”). They are reconciled to the most directly comparable GAAP measures in the supplemental numerical pages of this document. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the company’s reports filed with the SEC.

“Horace Mann’s third quarter operating income was $0.59 per share, a solid result across all three business segments of our multiline insurance platform,” said Horace Mann’s President and CEO Marita Zuraitis. “Compared to the third quarter and first nine months of 2012, property and casualty written premiums increased 4%, while the year-to-date combined ratio was in line with our expectations. In our annuity segment, assets under management increased 11% over prior year, and the interest spread remained just below 2%. In the life segment, third quarter sales of Horace Mann products increased significantly compared to a year earlier, with the growth in earnings reflecting better than anticipated mortality losses.”

“Primarily due to stronger than anticipated earnings in our annuity and life segments and lower than expected third quarter catastrophe losses, we are revising our estimate of full-year 2013 operating income to between $1.95 and $2.05 per share,” stated Zuraitis.

“Primarily due to stronger than anticipated earnings in our annuity and life segments and lower than expected third quarter catastrophe losses, we are revising our estimate of full-year 2013 operating income to between $1.95 and $2.05 per share,” stated Zuraitis.

Property and Casualty Segment

The property and casualty segment recorded net income of $11.1 million for the current quarter compared to $13.5 million for the same period in 2012. The total property and casualty combined ratio of 97.6% was 4.6 percentage points higher than the third quarter of 2012. Pretax catastrophe losses in the current quarter of $9.1 million, or 6.4 points, increased $3.7 million, or 2.4 points, compared to a year ago. Favorable prior years' reserve development of $4.0 million, or 2.8 points, was recorded in the third quarter, compared to $3.0 million, or 2.2 points, of favorable development recorded in the third quarter of 2012. The underlying property and casualty combined ratio of 94.0% increased 2.8 percentage points compared to the prior year quarter, reflecting an increase in the overall expense ratio and a decrease in current accident year auto results.

For the nine months, property and casualty net income of $25.4 million increased 12% compared to the same period in 2012, primarily due to a reduction in catastrophe losses. The year-to-date combined ratio and underlying combined ratio of 99.4% and 92.8%, respectively, improved 0.9 percentage points and 0.4 percentage points compared to the first nine months of 2012. This combined ratio improvement reflected a decrease in the underlying loss ratio, partially offset by an anticipated increase in the expense ratio.

Total property and casualty written premiums of $152.5 million and $428.6 million each increased 4% compared to the three and nine months ended September 30, 2012, respectively, primarily driven by increases in average premium per policy for both property and auto.

Horace Mann’s property and casualty sales increased 9% and 8% compared to the three and nine months ended September 30, 2012, respectively, reflecting growth from both auto and property new business. Policy retention continues to be strong with the auto policy retention rate for the current period at 85%, approximately 1 percentage point higher than prior year, while the property policy retention rate of 89% was consistent compared to a year ago.

Annuity Segment

Annuity segment net income of $11.6 million and $31.9 million for the three and nine months ended September 30, 2013, respectively, increased $1.7 million and $2.5 million compared to the comparable periods in 2012. The net interest spread of 198 basis points on fixed annuity assets was consistent with the first half of 2013, but decreased 13 basis points compared to the prior year. However, on a year-to-date basis, the net interest spread decline was more than offset by the increase in fixed annuity assets under management, with the resulting net interest margin increasing 1% compared to the first nine months of 2012. The deferred policy acquisition costs unlocking in the quarter had a $1.3 million pretax positive impact on annuity segment earnings compared to a $0.5 million pretax positive impact in the prior year, with the improvement primarily due to financial market performance. For the nine months ended September 30, 2013 and 2012, unlocking had positive impacts of $1.9 million and $1.3 million, respectively. Total annuity accumulated account value of $5.2 billion increased 11% compared to September 30, 2012, and total cash value persistency remained consistent with the prior period at 94.9%.

For the three and nine months ended September 30, 2013, annuity deposits received of $128.2 million and $316.8 million increased 12% and 5%, respectively, compared to the prior year periods, primarily due to growth in single premium and rollover deposits received in the current periods.

Annuity sales by Horace Mann’s agency force increased 21% and 12% compared to the third quarter and first nine months of 2012, respectively, while sales from the supplemental independent agent distribution channel declined approximately 25%. In total, Horace Mann’s annuity sales for the current quarter and nine months increased 13% and 5% compared to the prior year three and nine months, respectively.

Life Segment

Life segment net income of $5.8 million for the third quarter increased $0.9 million compared to the prior year, while net income of $15.7 million for the nine months decreased $0.5 million compared to the same period in 2012 reflecting more normalized mortality losses in the current year-to-date period.

Life segment insurance premiums and contract deposits of $25.3 million and $73.4 million increased 5% and 2% compared to the three and nine months ended September 30, 2012, respectively. Life persistency of 96% was comparable to 12 months earlier.

New life sales continued to be strong compared to the prior year, with growth rates of 87% and 50% for the three and nine months, respectively, in sales of Horace Mann-manufactured products. This new business growth is consistent with the company’s strategic intent to significantly increase its underwritten, mortality-based business.

Investment Results

Total net investment income increased 2% compared to both the three and nine months ended September 30, 2012. Pretax net realized investment losses were $1.4 million in the current quarter. For the first nine months of 2013, pretax realized investment gains were $20.9 million.

Horace Mann’s net unrealized investment gains on fixed maturity and equity securities of $281.3 million at September 30, 2013 decreased 18% compared to the $344.5 million net unrealized gain at June 30, 2013, primarily due to the increase in interest rates during the current quarter. Net unrealized gains were $651.9 million at December 31, 2012 and $647.7 million at September 30, 2012.

Capital Management

During the third quarter of 2013, the company repurchased a negligible number of shares of its common stock under its $50 million share repurchase program. As of September 30, 2013, the program had a remaining authorization of $28.4 million. There were 40,119,207 shares outstanding on September 30, 2013.

Webcast Conference Call

Horace Mann’s senior management will discuss the company’s third quarter financial results with investors and analysts on October 23, 2013 at 9:30 a.m. Eastern Time. The conference call will be webcast live on the Internet at investors.horacemann.com and archived later in the day for replay, which will be available for one month.

Horace Mann -- the largest national multiline insurance company focusing on educators' financial needs -- provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company's Quarterly Report on Form 10-Q for the period ended June 30, 2013 and the company's past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements. The information contained in this press release includes financial measures which are based on methodologies other than United States generally accepted accounting principles (“GAAP”). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the supplemental numerical pages of this release and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the company’s SEC filings.

# # #

HORACE MANN EDUCATORS CORPORATION

Financial Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013	2012	% Change	2013	2012	% Change
EARNINGS SUMMARY

Net income	$23.6	$32.2	-26.7%	$76.6	$72.0	6.4%
Net realized investment gains (losses), after tax	(0.9)	6.9	N.M.	13.5	13.6	-0.7%
Operating income (A)	24.5	25.3	-3.2%	63.1	58.4	8.0%

Per diluted share:
Net income	$0.57	$0.78	-26.9%	$1.85	$1.74	6.3%
Net realized investment gains (losses), after tax	$(0.02)	$0.16	N.M.	$0.32	$0.32	-
Operating income (A)	$0.59	$0.62	-4.8%	$1.53	$1.42	7.7%

Weighted average number of shares and equivalent shares (in millions) - Diluted	41.7	41.1	1.5%	41.4	41.3	0.2%

RETURN ON EQUITY

Net income return on equity (B)				9.1%	9.5%	N.M.
Operating income return on equity excluding the fair value adjustment for investments (A) (C)				10.3%	11.0%	N.M.

FINANCIAL POSITION

Per share (D):
Book value				$27.15	$31.30	-13.3%
Effect of the fair value adjustment for investments (E)				$4.00	$10.06	-60.2%
Book value excluding the fair value adjustment for investments (A)				$23.15	$21.24	9.0%

Dividends paid	$0.195	$0.13	50.0%	$0.585	$0.39	50.0%

Ending number of shares outstanding (in millions) (D)				40.1	39.4	1.8%

Total assets				$8,522.7	$8,122.2	4.9%
Short-term debt				38.0	38.0	-
Long-term debt				199.9	199.8	0.1%
Total shareholders' equity				1,089.3	1,232.4	-11.6%

ADDITIONAL INFORMATION

Exclusive agencies (F)				620	590	5.1%
Employee agents (G)				116	142	-18.3%
Total				736	732	0.5%

N.M. - Not meaningful.
(A)	These measures are not based on accounting principles generally accepted in the United States ("non-GAAP"). An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the company's reports filed with the SEC.
(B)	Based on trailing 12-month net income and average quarter-end shareholders' equity.
(C)	Based on trailing 12-month operating income and average quarter-end shareholders' equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and the applicable deferred taxes.
(D)	Ending shares outstanding were 40,119,207 at September 30, 2013 and 39,378,349 at September 30, 2012.
(E)	Net of the related impact on deferred policy acquisition costs and the applicable deferred taxes.
(F)	Local Horace Mann agencies created and owned by independent contractors who have signed Exclusive Agent agreements with the
Company ("Exclusive Agents"). Those agreements state that only the Company's products and limited additional third-party vendor products authorized by the Company will be marketed by the agencies. An independent contractor may sign multiple Exclusive Agent agreements with the Company and manage more than one Exclusive Agency.
(G)	Agents who have employee status with the Company and by contract market only the Company's products and limited additional third-party vendor products authorized by the Company.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental Consolidated Data (Unaudited)

(Dollars in Millions)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013	2012	% Change	2013	2012	% Change
STATEMENTS OF OPERATIONS

Insurance premiums and contract charges earned	$173.8	$167.9	3.5%	$514.5	$499.7	3.0%
Net investment income	78.4	76.7	2.2%	233.2	228.7	2.0%
Net realized investment gains (losses)	(1.4)	10.8	N.M.	20.9	21.1	-0.9%
Other income	1.1	1.2	-8.3%	3.5	5.9	-40.7%

Total revenues	251.9	256.6	-1.8%	772.1	755.4	2.2%

Benefits, claims and settlement expenses	112.7	106.0	6.3%	346.2	344.9	0.4%
Interest credited	42.9	41.4	3.6%	126.4	121.8	3.8%
Policy acquisition expenses amortized	20.9	20.4	2.5%	64.0	60.5	5.8%
Operating expenses	41.4	38.1	8.7%	119.2	114.5	4.1%
Interest expense	3.6	3.6	-	10.7	10.7	-

Total benefits, losses and expenses	221.5	209.5	5.7%	666.5	652.4	2.2%

Income before income taxes	30.4	47.1	-35.5%	105.6	103.0	2.5%
Income tax expense	6.8	14.9	-54.4%	29.0	31.0	-6.5%

Net income	$23.6	$32.2	-26.7%	$76.6	$72.0	6.4%

PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty
Automobile and property (voluntary)	$151.7	$145.7	4.1%	$426.3	$411.4	3.6%
Involuntary and other property & casualty	0.8	0.8	-	2.3	2.2	4.5%

Total Property & Casualty	152.5	146.5	4.1%	428.6	413.6	3.6%

Annuity deposits	128.2	114.5	12.0%	316.8	302.9	4.6%

Life	25.3	24.2	4.5%	73.4	71.7	2.4%

Total	$306.0	$285.2	7.3%	$818.8	$788.2	3.9%

SEGMENT NET INCOME (LOSS)

Property & Casualty	$11.1	$13.5	-17.8%	$25.4	$22.6	12.4%

Annuity	11.6	9.9	17.2%	31.9	29.4	8.5%

Life	5.8	4.9	18.4%	15.7	16.2	-3.1%

Corporate and other (A)	(4.9)	3.9	N.M.	3.6	3.8	-5.3%

Net income	23.6	32.2	-26.7%	76.6	72.0	6.4%

N.M. - Not meaningful.
(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 5.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013	2012	% Change	2013	2012	% Change
PROPERTY & CASUALTY

Premiums written	$152.5	$146.5	4.1%	$428.6	$413.6	3.6%
Premiums earned	140.8	136.9	2.8%	418.2	407.5	2.6%
Net investment income	8.8	9.0	-2.2%	26.9	27.2	-1.1%
Other income (expense)	0.2	(0.1)	N.M.	0.2	1.5	-86.7%
Losses and loss adjustment expenses (LAE)	97.6	90.6	7.7%	300.1	300.3	-0.1%
Operating expenses (includes policy acquisition expenses amortized)	39.8	36.7	8.4%	115.5	108.2	6.7%
Income before tax	12.4	18.5	-33.0%	29.7	27.7	7.2%
Net income	11.1	13.5	-17.8%	25.4	22.6	12.4%

Net investment income, after tax	7.5	7.6	-1.3%	22.8	23.1	-1.3%

Catastrophe costs (A)
After tax	5.9	3.5	68.6%	24.2	26.3	-8.0%
Before tax	9.1	5.4	68.5%	37.3	40.5	-7.9%

Prior years' reserves favorable (adverse) development, before tax
Voluntary automobile	3.8	2.4	58.3%	9.7	9.1	6.6%
Total property	0.2	0.6	-66.7%	0.2	2.4	-91.7%

Total	4.0	3.0	33.3%	9.9	11.5	-13.9%

Operating statistics:
Loss and loss adjustment expense ratio	69.3%	66.2%	N.M.	71.8%	73.7%	N.M.
Expense ratio	28.3%	26.8%	N.M.	27.6%	26.6%	N.M.
Combined ratio	97.6%	93.0%	N.M.	99.4%	100.3%	N.M.

Effect on the combined ratio of:
Catastrophe costs (A)	6.4%	4.0%	N.M.	9.0%	10.0%	N.M.
Prior years' reserve development	-2.8%	-2.2%	N.M.	-2.4%	-2.9%	N.M.

Combined ratio excluding the effects of catastrophe costs and prior years' reserve development ("underlying combined ratio") (B)	94.0%	91.2%	N.M.	92.8%	93.2%	N.M.

Policies in force (voluntary) (in thousands)				722	725	-0.4%
Automobile				486	488	-0.4%
Property				236	237	-0.4%

Policy renewal rate (voluntary) - 12 months
Automobile				85.0%	84.3%	N.M.
Property				89.2%	89.3%	N.M.

N.M. - Not meaningful.
(A)	Includes allocated loss adjustment expenses and, when applicable, catastrophe reinsurance reinstatement premiums.
For the periods presented, there were no reinsurance reinstatement premiums.
(B)	These measures are not based on accounting principles generally accepted in the United States ("non-GAAP").
See footnote (A) on page 1 of these supplemental numerical pages.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013	2012	% Change	2013	2012	% Change
ANNUITY

Contract deposits	$128.2	$114.5	12.0%	$316.8	$302.9	4.6%
Variable	31.5	25.9	21.6%	97.1	83.2	16.7%
Fixed	96.7	88.6	9.1%	219.7	219.7	-
Contract charges earned	5.9	5.5	7.3%	16.7	16.0	4.4%
Net investment income	52.1	50.7	2.8%	154.8	150.0	3.2%
Interest credited	32.2	30.8	4.5%	94.3	90.3	4.4%
Net interest margin (without realized investment gains/losses)	19.9	19.9	-	60.5	59.7	1.3%
Other income	0.6	0.9	-33.3%	2.3	2.4	-4.2%
Mortality loss and other reserve changes	(0.4)	(1.2)	-66.7%	(1.4)	(2.3)	-39.1%
Operating expenses (includes policy acquisition expenses amortized)	10.2	10.2	-	32.2	31.8	1.3%
Income before tax	15.8	14.9	6.0%	45.9	44.0	4.3%
Net income	11.6	9.9	17.2%	31.9	29.4	8.5%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$1.3	$0.5	160.0%	$1.9	$1.3	46.2%
Guaranteed minimum death benefit reserve	-	0.1	-100.0%	0.1	0.2	-50.0%

Annuity contracts in force (in thousands)				192	186	3.2%
Accumulated value on deposit / Assets under management				$5,186.7	$4,687.7	10.6%
Variable				1,627.7	1,405.7	15.8%
Fixed				3,559.0	3,282.0	8.4%
Annuity accumulated value retention - 12 months
Variable accumulations				93.9%	94.5%	N.M.
Fixed accumulations				95.3%	95.3%	N.M.

LIFE

Premiums and contract deposits	$25.3	$24.2	4.5%	$73.4	$71.7	2.4%
Premiums and contract charges earned	27.1	25.5	6.3%	79.6	76.2	4.5%
Net investment income	17.7	17.2	2.9%	52.2	52.2	-
Other income	0.3	0.4	-25.0%	1.0	2.0	-50.0%
Death benefits/mortality cost/change in reserves	14.7	14.2	3.5%	44.7	42.3	5.7%
Interest credited	10.7	10.6	0.9%	32.1	31.5	1.9%
Operating expenses (includes policy acquisition expenses amortized)	10.8	10.6	1.9%	31.7	31.2	1.6%
Income before tax	8.9	7.7	15.6%	24.3	25.4	-4.3%
Net income	5.8	4.9	18.4%	15.7	16.2	-3.1%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$-	$(0.1)	-100.0%	$(0.1)	$(0.3)	-66.7%

Life policies in force (in thousands)				199	201	-1.0%
Life insurance in force				$14,940	$14,522	2.9%
Lapse ratio - 12 months
(Ordinary life insurance)				4.4%	4.2%	N.M.

CORPORATE AND OTHER (A)

Components of income (loss) before tax:
Net realized investment gains (losses)	$(1.4)	$10.8	N.M.	$20.9	$21.1	-0.9%
Interest expense	(3.6)	(3.6)	-	(10.7)	(10.7)	-
Other operating expenses, net investment income and other income	(1.7)	(1.2)	41.7%	(4.5)	(4.5)	-
Income (loss) before tax	(6.7)	6.0	N.M.	5.7	5.9	-3.4%
Net income (loss)	(4.9)	3.9	N.M.	3.6	3.8	-5.3%

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013	2012	% Change	2013	2012	% Change
INVESTMENTS

Annuity and Life
Fixed maturities, at fair value (amortized cost 2013, $4,921.7; 2012, $4,365.7)				$5,190.9	$4,942.2	5.0%
Equity securities, at fair value (cost 2013, $34.4; 2012, $7.7)				31.3	7.7	N.M.
Short-term investments				37.3	130.8	-71.5%
Short-term investments, securities lending collateral				-	-	-
Policy loans				139.0	133.1	4.4%
Other investments				55.2	52.5	5.1%
Total Annuity and Life investments				5,453.7	5,266.3	3.6%

Property & Casualty
Fixed maturities, at fair value (amortized cost 2013, $741.0; 2012, $770.6)				749.6	839.9	-10.8%
Equity securities, at fair value (cost 2013, $48.7; 2012, $29.6)				55.3	31.5	75.6%
Short-term investments				35.9	22.9	56.8%
Short-term investments, securities lending collateral				-	-	-
Other investments				25.1	-	N.M.
Total Property & Casualty investments				865.9	894.3	-3.2%

Corporate investments				21.2	14.2	49.3%

Total investments				6,340.8	6,174.8	2.7%

Net investment income
Before tax	$78.4	$76.7	2.2%	$233.2	$228.7	2.0%
After tax	52.7	51.7	1.9%	156.9	154.1	1.8%

Net realized investment gains (losses)
Before tax	$(1.4)	$10.8	N.M.	$20.9	$21.1	-0.9%
After tax	(0.9)	6.9	N.M.	13.5	13.6	-0.7%
Per share, diluted	$(0.02)	$0.16	N.M.	$0.32	$0.32	-

N.M. - Not meaningful.

-5-